EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into as of March 1, 2000 by and between Greg Webb ("Employee") and Varsity Spirit Corporation, a Tennessee corporation (the "Company"),

                                R E C I T A L S:
                                - - - - - - - -

     A. The Company is in the business of (i) designing, marketing and selling products to the school spirit industry, including cheerleader, dance team and booster club uniforms and accessories, (ii) operating high school and college cheerleader and dance team camps and (iii) organizing and facilitating special events, including television shows focusing on school spirit and travel programs (collectively the "Business").

     B. The Company desires to employ Employee as Senior Vice President of the Company and Employee desires to be so employed by the Company, on the terms and conditions set forth herein.

     C. The Employee will by virtue of his employment with the Company become privy to certain Confidential Information of the Company as described herein during the course of his employment.

     D. The Company wishes to take reasonable steps to assure its Confidential Information will remain confidential and that it will not be subject to undue and unfair competition from the Employee during and for a reasonable period of time following his employment.

                               A G R E E M E N T:
                               - - - - - - - - -

     NOW, THEREFORE, for Employee's employment by the Company and other good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the parties hereto agree as follows:

     1. TERM OF EMPLOYMENT. Subject to the terms and conditions set forth herein, including Section 11, the Company will employ Employee and Employee will serve as the Senior Vice President of the Company for a term commencing on March 1, 2000 (the "Effective Date") and ending on December 31, 2000 (the "Initial Employment Term"). The Initial Employment Term shall be automatically extended for additional periods matching the Company's then existing fiscal year, subject to the terms and conditions contained herein, unless the Company or Employee delivers written notice to the other not later than sixty (60) days prior to the expiration of the then existing term that such party does not desire to so extend this Agreement (the Initial Employment Term, together with any extension thereof, shall be referred to as the "Employment Term").

     2. EMPLOYMENT DUTIES. During the Employment Term, Employee will serve as the Senior Vice President of the Company, subject to the terms and conditions of this Agreement and the direction and control of the General Manager of the division in which Employee is employed, the President and the Board of Directors of the Company. Employee shall, during the Employment Term, serve the Company faithfully, diligently and competently and to the best of his ability.

     3. COMPENSATION. The Company shall have the following compensation obligations, which shall be cumulative:

          (a) During the Employment Term, the Company shall pay to Employee, as salary (the "Salary") for services rendered by Employee under this Agreement the following:

               (i) From the effective Date until December 31, 2000, $189,000 per annum.

               (ii) For the fiscal year of the company commencing on January 1, 2001 and each succeeding fiscal year of the Company during the Employment Term, a per annum amount determined by and in the discretion of the General Manager of the division in which Employee is employed and/or the President of the Company after reviewing Employee's performance and the Company's results of operations for the preceding twelve (12) month period and such other matters deemed appropriate by the General Manager of the division in which Employee is employed and/or the President of the Company, which amount shall not be less than $189,000 per annum.

               Such Salary shall be payable in arrears not less frequently than monthly, but otherwise in accordance with the Company's ordinary payment practices; and

          (b) after the end of each fiscal year of the Company during the Employment Term, Employee shall be eligible for an annual performance bonus, the nature and amount of which shall be determined by the General Manager of the division in which Employee is employed and/or the President of the Company after reviewing Employee's performance and the Company's results of operations during and for such fiscal year and such other factors deemed appropriate by the General Manager of the division in which Employee is employed and/or the President of the Company. Notwithstanding anything else in this Agreement, the payment of any such performance bonus to Employee shall be in the sole discretion of the Company and Employee shall have no absolute right to a performance bonus in any year.

          Payments made pursuant to (a) and (b) above during the Employment Term shall be treated as wages for withholding and employment tax purposes.

     4. INSURANCE, During the Employment Term, the Company shall be entitled to obtain "key man" or other similar life insurance on Employee in an amount that the Company, in its sole discretion, shall deem necessary, and the Company shall be the beneficiary of such life insurance. Employee shall cooperate with all requirements necessary for obtaining such insurance, including, without limitation, submitting to any tests or physical reasonably required by the insurers in order to obtain such insurance.

     5.   BENEFITS.

          (a) Employee shall be entitled during the Employment Term to participate in such employee benefit plans and programs, including, without limitation, profit sharing, cafeteria and health insurance plans, as are maintained from time to time for employees of the Company to the extent that he is otherwise eligible to participate in such benefits The Company does not promise the adoption or continuance of any particular plan or program during the Employment Term and may discontinue or change its benefit plans and programs at any time in its sole discretion. Employee's (and his dependents') participation in any such plan or program shall be subject to the provisions, rules, regulations and laws applicable thereto.

          (b) During the Employment Term, Employee shall be entitled to that number of weeks of paid vacation as authorized under the Company's normal vacation policy in effect from time to time, such vacation to be taken at times mutually acceptable to Employee and the Company, and such holidays as are observed by the Company from time to time. Vacation time not taken in one year may not be carried forward and used in any subsequent year.

     6. REIMBURSEMENT OF EXPENSES. To the extent consistent with the general expense reimbursement policies maintained by the Company from time to time, Employee shall be entitled to reimbursement for ordinary, necessary and reasonable out-of-pocket trade or business expenses which Employee incurs in connection with performing his duties under this Agreement, including reasonable travel and meal expenses. The reimbursement of all such expenses shall be made after Employee submits evidence reasonably satisfactory to the Company of the amounts and nature of such expenses and shall be subject to the reasonable approval of the Company's President or Board of Directors, or both.

     7. RESTRICTIVE COVENANTS. Employee acknowledges and agrees that (i) through his position as Senior Vice President of the Company, he will learn and have access to valuable trade secrets and other proprietary information relating to the Business, (ii) Employee's services to the Company are unique in nature,
(iii) the Company's Business is international in scope, and (iv) the Company would be irreparably damaged if Employee were to provide services in violation of this Agreement. Accordingly, as an inducement to the Company to enter into this Agreement, Employee agrees that during the Employment Term and, except in the case of a termination of employment by the Company without cause pursuant to
Section 11(b) hereof, for an additional eighteen (18) months thereafter (such period being referred to herein as the "Restricted Period"), neither Employee nor any Affiliate of Employee (as defined below) shall, directly or indirectly, either for himself or for any other person, firm, corporation, trust or other entity:

          (a) engage or participate in, or assist, advise or be connected with (including as an employee, owner, partner, shareholder, officer, director, advisor, consultant, agent or otherwise), or permit his name to be used by or render services for, any person or entity engaged in a Competing Business (as hereinafter defined), anywhere in the United States of America or Canada or any other location in which the Company is then doing business; provided, however, that nothing in this Agreement shall prevent Employee from acquiring or owning, as a passive investment, up to two percent (2%) of the outstanding voting securities of an entity engaged in a Competing Business which are publicly traded on any recognized national securities market;

          (b) take any action in connection with a Competing Business which might divert from the Company or an Affiliate of the Company any opportunity which would be within the scope of the Company's or such Affiliate's then business;

          (c) solicit or attempt to solicit any person or entity who is or has been (i) a customer of the Company at any time (A) up to the date hereof or
     (B) during the Restricted Period to purchase Competing Products or Services (as herein defined) from any person or entity (other than the Company), or
     (ii) a customer, supplier, licensor, licensee or other business relation of the Company at any time (A) up to the date hereof or (B) during the Restricted Period to cease doing business with the Company, or

          (d) solicit or hire any person or entity who is a director, officer, employee or agent of the Company or any Affiliate of the Company to perform services for any entity other than the Company and its Affiliates.

          As used herein, a "Competing Business" shall mean a business which engages or is making plans to engage, in whole or in part, in the manufacturing, marketing and/or distributing of products, or the performance, marketing and/or sale of services, which are competitive with, are similar to, may be used as substitutes for, or may detract from any products or services of the Company or any Affiliate thereof during the Restricted Period, whether, in the case of products, such products are or were manufactured by or for the Company for sale by the Company or purchased as finished goods for resale by the Company, or, in the case of services, such services were performed the Company or by another company or person on behalf of the Company; the products and services subject to these restrictive covenants being herein referred to as "Competing Products and Services."

     8. DISCLOSURE OF CONFIDENTIAL INFORMATION. Employee recognizes that as a result of his employment by the Company, he will have access to and will possess Confidential Information (as defined below). Accordingly, as an inducement for the Company to enter into this Agreement, Employee agrees that:

          (a) for the longest period permitted by law from the date of this Agreement, (including during the Employment Term and thereafter), Employee and each Affiliate of Employee shall hold in strictest confidence and shall not, other than as required by law, without the prior written consent of the Company, for any reason directly or indirectly, use for his own benefit or that of any third party or disclose to any person, firm or corporation, except as required in the performance of Employee's duties for the Company, any Confidential Information (as defined below). For purposes of this Agreement, intending that the term shall be broadly construed, "Confidential Information" shall mean all information, and all data, knowledge, documents and other tangible items, relating to the Business, which is protectable as a trade secret under applicable law or is subject to the reasonable efforts of the Company to maintain its secrecy and from which secrecy it derives economic value to the Company, including, but not limited to, the following especially sensitive types of information relating to the Business:

               (i)  product development and marketing plans and strategies;

               (ii) unpublished  drawings,  manuals,   instruction   techniques,
          design  patterns,   know-how,   production   techniques,   proprietary
          formulas, research in progress, and the like;

               (iii) the identity, purchase and payment patterns of, and special
          relations  with  customers,   including  high  schools,  universities,
          colleges and other similar institutions;

               (iv) the identity, net prices and credit terms of, and special relations with, suppliers and the identity and compensation arrangements of Company employees, including cheerleader camp instructors;

               (v)  sales and other financial information; and

               (vi) proprietary software and business records.

     Confidential Information also includes information, knowledge or data of any third party doing business with the Company (actively or prospectively), which such third party identifies as being confidential. Confidential Information does not include any information, knowledge or data that is in the public domain or otherwise publicly available (other than as a result of a wrongful act by the Employee or an agent or other employee of the Company or an Affiliate of the Company).

     As used herein, an "Affiliate" shall mean and include any person or entity which controls a party, which such party controls or which is under common control with such party. "Control" means the power, direct or indirect, to influence or cause the direction of the management and policies of a person or entity through voting securities, contract or otherwise;

          (b) Employee and each Affiliate of Employee (and if deceased, his legal representative, who shall be the person set forth as such in Section 13(b) until written notice of a successor is delivered to the Company (the "Representative") shall promptly, following a request therefore from the Company, return to the Company, without retaining copies, all items which are or which contain Confidential Information, it being agreed by Employee on behalf of his heirs, successors and assigns that the Company shall be entitled to rely on any action taken by the Representative in connection with this paragraph (b), and

          (c) at the request of the Company made at any time, Employee (and if deceased, the Representative) shall make, execute and deliver all applications, papers, assignments, conveyances, instruments or other documents and shall perform or cause to be performed such other lawful acts as the Company may reasonably deem necessary or desirable to implement any of the provisions of this Agreement, and shall give testimony and cooperate with the Company, its Affiliates or its representatives in any controversy or legal proceedings involving the Company, its Affiliates or its representatives with respect to any Confidential Information.

     9. INVENTIONS. Employee acknowledges that in his capacity as Senior Vice President of the Company, he may be involved in (i) the conception or making of improvements, discoveries, inventions or the like (whether patentable or unpatentable and whether or not reduced to practice), (ii) the authorship of copyrightable works, or (iii) the development of trade secrets relating to the Business. Employee acknowledges that all such intellectual property is the exclusive property of the Company. Employee hereby waives any rights he may have in or to such intellectual property, and Employee hereby assigns to the Company all right, title and interest in and to such intellectual property. At the Company's request and at no expense to Employee, Employee shall execute and deliver all such papers, including, without limitation, any assignment documents, and shall provide such cooperation as may be necessary or desirable, or as the Company may reasonably request, in order to enable the Company to secure and exercise. its rights to such intellectual property.

     10. SPECIFIC PERFORMANCE/REASONABLENESS/SEVERABILITY. Employee agrees that any violation by him of Sections 7, 8 or 9 of this Agreement, as applicable, would be highly injurious to the Company and would cause irreparable harm to the Company. By r6ason of the foregoing, Employee consents and agrees that if he violates any provision of Sections 7, 8 or 9 of this Agreement, the Company shall be entitled, in addition to any other rights and remedies that it may have, to apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any continuing violation of, the provisions of such Section. In the event Employee breaches a covenant contained in this Agreement, the Restricted Period applicable to Employee with respect to such breached covenant shall be extended for the period of such breach. Employee further agrees that in the event the Employee violates or otherwise breaches any provisions of this Agreement, in addition to any action in equity to prevent further breach to which the Company is entitled, the Employee agrees to pay the Company the actual damages proven by the Company and in addition, to pay reasonable attorney's fees incurred by the Company in enforcing this Agreement. Employee also recognizes that the territorial, time and scope limitations set forth in Sections 7 and 8, as applicable, are reasonable and are properly required for the protection of the Company and in the event that any such territorial, time or scope limitation is deemed to be unreasonable by a court of competent jurisdiction, the Company and Employee agree, and Employee submits, to the reduction of any or all of said territorial, time or scope limitations to such an area, period or scope as said court shall deem reasonable under the circumstances.

     11.  TERMINATION;  SEVERANCE.

          (a) Notwithstanding the provisions of Section 1 and the other provisions of this Agreement, Employee's employment with the Company may be terminated at any time by the General Manager of the division in which Employee is employed, the Company's President or Board of Directors "for cause," which shall include (i) Employee's conviction for, or plea of nolo contendere to, a felony, (ii) Employee's commission of an act involving self-dealing, fraud or personal profit materially injurious to the Company, (iii) Employee's commission of an act of willful misconduct or gross negligence in the conduct of his duties hereunder, (iv) habitual absenteeism or any form of drug or substance abuse on the part of Employee, (v) Employee's failure to perform his duties hereunder in a manner reasonably satisfactory to the Company, (vi) Employee's breach ' or violation of any internal policies or rules of the Company, including those rules adopted by the Company concerning the purchase and sale of the common stock or other securities of the Company's parent, Riddell Sports Inc., by employees of the Company, or (vii) Employee's breach of any material provision of this Agreement. Any termination by the Company under this Section 11(a) shall be in writing, and shall set forth the reason for such termination. In the event of termination under this Section 11(a), the Company's obligations under this Agreement shall cease and Employee shall forfeit all right to receive any compensation or benefits under this Agreement, including, without limitation, any unearned or unpaid performance bonus, except that Employee shall be entitled to his Salary and benefits (under Section 5) for services already performed as of the date of termination of this Agreement. Without limitation, termination of Employee pursuant to this Section 11(a) shall not relieve Employee of his obligations under Section 7, 8 or 9 hereof.

          (b) Notwithstanding the provisions of Section 1 and the other provisions of this Agreement, Employee's employment with the Company may be terminated at any time by the General Manager of the division in which Employee is employed, the Company's President or Board of Directors without cause, provided that in the event of such a termination, Employee shall be entitled to severance as follows: continuation of his Salary and benefits (under Section 5) through the period ending six (6) months after the date of such termination (the "Severance Period"). Employee shall use reasonable efforts during the Severance Period to find alternate employment in the event his employment hereunder is terminated without cause and the obligations of the Company as to Salary continuation hereunder shall be less any income received by Employee from such alternate employment and the obligation of the Company to continue benefits hereunder shall be reduced to the extent comparable benefits are available to Employee in connection with such alternate employment. Except as otherwise specifically provided above, the Company's obligations under this Agreement shall cease upon termination and Employee shall forfeit all rights to receive any compensation or benefits under this Agreement. Without limitation, a termination of Employee pursuant to this Section 11(b) shall not relieve Employee of his obligations under Section 7, 8 or 9 hereof, except that the restrictions of Section 7 shall be terminated at the earlier of the
     Restricted Period established under Section 7 or the Severance Period established in this Section 11(b). Any termination by the Company under this Section 11(b) shall be in writing, No payments shall be made under this Section 11(b) unless and until Employee shall have executed a Settlement Agreement and General Release and Waiver.

          (c) Notwithstanding the provisions of Section 1 and the other provisions of this Agreement, Employee's employment with the Company may be terminated at any time by Employee upon 60 days written notice to the President of the Company. In the event of termination under this Section 11(c), the Company's obligations under this Agreement shall cease and Employee shall forfeit all right to receive any compensation or benefits under this Agreement, bonus, except that Employee shall be entitled to his Salary and benefits (under Section 5) for services already performed as of the date of termination of this Agreement. Without limitation, termination of Employee's employment pursuant to this Section 11(c) shall not relieve Employee of his obligations under Section 7, 8, or 9 hereof.

12.  DEATH OR DISABILITY.

     (a) If Employee becomes permanently disabled (determined as provided below) during the Employment Term, his employment shall terminate as of the date such permanent disability is determined. Employee shall be considered to be permanently disabled for purposes of this Agreement if he is unable by reason of accident or illness (including mental illness) to perform the material duties of his regular position with the Company and not expected to recover from his disability within a period of six (6) months from the commencement of the disability. If at any time Employee claims or is claimed to be permanently disabled, a physician acceptable to both Employee, or the Representative, and the Company (which acceptance shall not be unreasonably withheld) shall be retained by the Company and shall examine Employee. Employee shall cooperate fully with the physician. If the physician determines that Employee is permanently disabled, the physician shall deliver to the Company a certificate certifying both that Employee is permanently disabled and the date upon which the condition of permanent disability commenced. The determination of the physician shall be conclusive.

     (b) Employee's right to his compensation and benefits under this Agreement shall cease upon his death or disability, except that (i) Employee (or his estate or heirs) shall be entitled to his Salary and benefits (under Section 5) for services performed as of the date of his death or permanent disability and
(ii) in addition, with respect to termination due solely to Employee's permanent disability as determined pursuant to this Section 12, he shall also be entitled to his Salary and benefits (under Section 5) through the period ending six (6) months after the date such permanent disability began; provided, however, that any such amounts for Salary continuation shall be reduced by any amount received by Employee under any disability insurance policy.

13.  MISCELLANEOUS.

     (a) Employee agrees that during employment and following the termination of Employee's employment for any reason, Employee will cooperate at the request of the Company in the defense or prosecution of any lawsuits or claims in which the Company or its officers, directors or employees may be or become involved and which relate to matters occurring while Employee was employed by the Company.

     (b) All notices hereunder shall be in writing and shall be deemed given when delivered in person or when faxed with hard copy to follow, or three (3) business days after being deposited in the United States mail, postage prepaid, registered or certified mail, or two (2) business days after delivery to a nationally recognized express courier, expenses prepaid, addressed as follows:

                                 If to Employee:

                                 ----------------------------

                                 ----------------------------

                                 ----------------------------

                                 ----------------------------


                                 If to the Representative:

                                 ----------------------------

                                 ----------------------------

                                 ----------------------------

                                 ----------------------------


                                 If to the Company,

                                 Varsity Spirit Corporation
                                 2525 Horizon Lake Drive
                                 Memphis, Tennessee 38133
                                 Attention: Jeffry G. Webb

and/or at such other addresses and/or to such other addressees as may be designated by notice given in accordance with the provisions hereof.

     (c) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. No party shall assign this Agreement or its rights hereunder without the prior written consent of the other party hereto; provided, however, that the Company may assign this Agreement to any person or entity acquiring all or substantially all of the Business of the Company (whether by sale of stock, sale of assets, merger, consolidation or otherwise).

     (d) This Agreement contains all of the agreements between the parties with respect to the subject matter hereof and this Agreement supersedes all other agreements, oral or written, between the parties hereto with respect to the subject matter hereof.

     (e) No change or modification of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the waiving party. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver, unless so provided in the waiver

     (f) If any provisions of this Agreement (or portions thereof) shall, for any reason, be invalid or unenforceable, such provisions (or portions thereof) shall be ineffective only to the extent of such invalidity or unenforceability, and the remaining provisions of this Agreement (or portions thereof) shall nevertheless be valid, enforceable, and of full force and effect. The Company's rights under this Agreement shall not be exclusive and shall be in addition to all other rights and remedies available at law or in equity.

     (g) The section or paragraph headings or titles herein are for convenience of reference only and shall not be deemed a part of this Agreement.

     (h) This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute a single instrument.

     (i) This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the laws of the State of Tennessee applicable to contracts made in that State (other than any conflict of laws rule which might result in the application of the laws of any other jurisdiction). Employee hereby expressly submits and consents in advance to the jurisdiction of the federal and state courts of the State of Tennessee for all purposes in connection with any action or proceeding arising out of or relating to this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                            VARSITY SPIRIT CORPORATION

                                            By: /s/ Jeff Webb
                                            ------------------------------
                                            Name:  Jeff Webb
                                            Title: Chief Executive Officer

                                            /s/ Greg Webb
                                            ----------------------------------
                                            GREG WEBB